Calculation of Filing Fee Tables
S-1
Jaguar Health, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Voting common stock, par value $0.0001 per share	457(a)	200,000	$ 1.30	$ 260,000.00	0.0001381	$ 35.91
Fees Previously Paid	2	Equity	Voting common stock, par value $0.0001 per share	457(a)	40,800,000	$ 2.20	$ 89,760,000.00		$ 12,395.86
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 90,020,000.00		$ 12,431.77
			Total Fees Previously Paid:						$ 12,395.86
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 35.91
Offering Note
[1]	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, with respect to the additional 200,000 shares of the registrant's voting common stock being newly registered pursuant to this Pre-Effective Amendment, based on the average of the high and low prices of the registrant's voting common stock as quoted on The Nasdaq Capital Market on July 22, 2026 (such date being within five business days of the date that this Pre-Effective Amendment to the Registration Statement was filed with the Securities and Exchange Commission).

[2]	Reflects the amount of securities, Maximum Aggregate Offering Price, and registration fee previously registered and paid in connection with 40,800,000 shares of the registrant's voting commo stock registered pursuant to the Registration Statement as originally file with the Securities and Exchange Commission on July 16, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date